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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

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Name:                                      Jurisdiction of Formation        Doing Business As:
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
Panavision International, L.P.             Delaware                         Panavision;
                                                                            Panavision Florida;
                                                                            Panavision Hollywood;
                                                                            Panavision Wilmington;
                                                                            Lee Filters

Panavision Remote Systems Inc.             California

Keepco I, Inc.                             Delaware

Keepco II, Inc.                            Delaware

Panavision U.K. Holdings, Inc.             Delaware

Victor Duncan, Inc.                        Michigan                         Panavision Chicago;
                                                                            Panavision Dallas

Panavision (1998) Limited                  New Zealand

Panavision Europe Limited                  United Kingdom                   Panavision U.K.;
                                                                            Panavision Ireland;
                                                                            Panavision France;
                                                                            Panavision Alga;
                                                                            Panavision Australia;
                                                                            Lee Filters

Panavision Canada Holdings, Inc.           Ontario, Canada

Panavision New Zealand Limited             New Zealand

Lee Filters Limited                        United Kingdom

Camera Bellows Limited                     United Kingdom

Panavision Poland Ltd.                     United Kingdom

Joe Dunton Cameras Limited                 United Kingdom

Lee Lighting Ltd.                          United Kingdom                   Lee Lighting

Panavision (Canada) Corporation            Ontario, Canada                  Panavision Canada
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